UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2015

Cognex Corporation
(Exact Name of Registrant as Specified in Its Charter)
Massachusetts
(State or Other Jurisdiction of Incorporation)

001-34218	04-2713778
(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of Principal Executive Offices)	(Zip Code)

(508) 650-3000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2015 Annual Meeting of Shareholders of Cognex Corporation (the “Company”), which was held on April 17, 2015 (the “Meeting”), the shareholders of the Company approved the amendment and restatement of the Cognex Corporation 2007 Stock Option and Incentive Plan (the “Plan”). The material features of the Plan include:

  The maximum number of shares to be issued under the Plan was increased by 2,000,000 shares of common stock (from 4,600,000 to 6,600,000);
  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and cash-based awards is permitted;
  Shares tendered or held back for taxes will not be added back to the reserved pool under the Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares reacquired by the Company on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool;
  Minimum vesting periods are required for grants of stock options, stock appreciation rights, restricted stock and restricted stock units;
  Without shareholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;
  Any material amendment (other than an amendment that curtails the scope of the Plan) is subject to approval by the Company’s shareholders;
  No awards may be granted under the Plan after the date that is ten years from the date of shareholder approval; and
  The Plan will be administered by either the Compensation/Stock Option Committee of the full Board or by the Board (the “Administrator”). The Administrator, in its discretion, may grant a variety of incentive awards based on the Company’s common stock.

The Company’s executive officers and directors are eligible to receive awards under the Plan. A detailed summary of the Plan is set forth in the Company’s proxy statement for the Meeting, as filed with the Securities and Exchange Commission on March 6, 2015 (the “Proxy Statement”), under the caption “Proposal 4: Approval of the Amendment and Restatement of the Cognex Corporation 2007 Stock Option and Incentive Plan,” which summary is incorporated herein by reference. That detailed summary of the Plan and the foregoing description of the Plan are qualified in their entirety by reference to the full text of the Plan, which was included as Annex A to the Proxy Statement and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 17, 2015, the Company held its 2015 Annual Meeting of Shareholders. As of the record date for the Meeting, there were 86,713,556 shares of common stock of the Company outstanding and entitled to vote.  The 79,865,402 shares represented at the Meeting were voted as follows:

1.	The election of Robert J. Shillman, Jeffrey B. Miller and Reuben Wasserman as Directors to serve for a term ending in 2018. Each nominee for director was elected by a vote of the shareholders as follows:

				Broker
		For	Withhold	Non-Votes

	Robert J. Shillman	67,054,887	6,551,037	6,259,478
	Jeffrey B. Miller	50,910,051	22,695,873	6,259,478
	Reuben Wasserman	67,836,634	5,769,290	6,259,478

2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2015. The proposal was approved by a vote of the shareholders as follows:

	For	79,093,594
	Against	728,885
	Abstained	42,923
	Broker Non-Votes	0

3.	To cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as described in the Proxy Statement including the Compensation Discussion and Analysis, compensation tables and narrative discussion (“say-on-pay”). The proposal was approved by a vote of the shareholders as follows:

	For	53,482,930
	Against	20,043,191
	Abstained	79,803
	Broker Non-Votes	6,259,478

4.	To approve the Cognex Corporation 2007 Stock Option and Incentive Plan, as amended and restated. The proposal was approved by a vote of the shareholders as follows:

	For	50,502,190
	Against	23,043,268
	Abstained	60,466
	Broker Non-Votes	6,259,478

5.	To consider and act upon a shareholder proposal concerning majority voting if properly presented at the meeting. The proposal was approved by a vote of the shareholders as follows:

	For	66,591,651
	Against	5,998,511
	Abstained	1,014,642
	Broker Non-Votes	6,259,478
	Uncast	1,120

No other matters were voted upon at the Meeting.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Cognex Corporation 2007 Stock Option and Incentive Plan, as Amended and Restated (Incorporated herein by reference to Annex A to Cognex Corporation’s Proxy Statement on Schedule 14A filed on March 6, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION

Date:	April 17, 2015	By:	/s/ Richard A. Morin
		Name:	Richard A. Morin
		Title:	Executive Vice President of Finance
and Administration and Chief Financial Officer